                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LAMSON & SESSIONS REPORTS RECORD SALES AND STRONG EARNINGS FOR THE SECOND QUARTER OF 2005

      -     NET SALES ROSE 21.4 PERCENT IN THE SECOND QUARTER

      -     NET INCOME INCREASED 90 PERCENT IN THE SECOND QUARTER

      -     TELECOM PRODUCT SALES INCREASED 20 PERCENT IN THE SECOND QUARTER

      - COMPANY RAISES DILUTED EARNINGS PER SHARE GUIDANCE TO $1.00 TO $1.05 FOR 2005

      CLEVELAND, Ohio, July 26, 2005 - Lamson & Sessions (NYSE:LMS) today announced net sales of $124.0 million for the second quarter of 2005, an increase of 21.4 percent over the $102.1 million reported in the second quarter of 2004. Net sales growth in each of the Company's three business segments was in excess of 19 percent and reflected improving demand in the Company's key end markets.

      Net income for the second quarter of 2005 rose to $5.2 million, or 35 cents per diluted share, an increase of 90 percent over the $2.7 million, or 19 cents per diluted share, reported in the second quarter of 2004. The Company provided earnings guidance earlier this month of $4.75 million to $5.0 million, or 32 to 34 cents per diluted share.

      "We are very pleased with the improving demand in our key end markets so far this year," said John B. Schulze, Chairman and Chief Executive Officer. "We anticipate that these market conditions will be sustained in the second half of 2005, which should result in a continuation of the financial performance that we have experienced."

      Gross margin improved to 18.6 percent in the second quarter of 2005 compared with 17.9 percent in the second quarter of 2004. This performance reflects some raw material cost recovery and a favorable mix of higher margin product sales.

      Operating expenses increased in the second quarter of 2005 to $12.3 million compared with $11.5 million reported in the second quarter of 2004. However, operating expenses declined to 10.0 percent of net sales versus the
11.2 percent reported in the second quarter of 2004.

      For the first half of 2005, the Company's net sales totaled $222.8 million, an increase of 20.3 percent over the $185.1 million reported in the first half of 2004. Net income for the first half of

 2005 improved to $7.4 million, or 51 cents per diluted share, an increase of
83.8 percent over the $4.0 million, or 29 cents per diluted share, for continuing operations, reported in the first half of 2004.

Business Segments

      Carlon net sales grew 19.3 percent in the second quarter of 2005, compared with the same quarter a year ago. Telecom infrastructure market sales rose 20 percent, and the residential housing market continued to show strength. Carlon's operating income improved nearly 70 percent reflecting price increases implemented in the first quarter of 2005 and an improving product mix. For the first half of 2005, Carlon net sales have risen 21.2 percent and operating income has increased 38.9 percent compared with the first half of 2004, reflecting similar conditions to those experienced in the second quarter of 2005.

      Net sales for Lamson Home Products increased 27.6 percent in the second quarter of 2005 to $26.4 million compared with $20.7 million in the second quarter of 2004. Strong volume growth and improving product mix contributed to both the higher net sales and improved profitability. In addition, this segment also benefited from price increases implemented in the first quarter of 2005 to recover a portion of higher raw material costs. Lamson Home Products' operating income rose to $4.6 million in the second quarter of 2005 compared with $2.5 million in the second quarter of 2004.

      The PVC Pipe business segment experienced seasonally higher unit volume and higher selling prices resulting in a 20.7 percent increase in net sales for the second quarter of 2005 compared with the second quarter of 2004. Higher raw material costs (24 percent) in the first half were mostly recovered through higher selling prices (22 percent) compared with the first half of 2004, but margins remain very tight in electrical products due to the competitive environment. This segment's operating income was essentially breakeven for the second quarter and first half of 2005.

Financial Highlights

- Accounts Receivable totaled $64.4 million at the end of the second quarter of 2005, a 12.5 percent increase over the similar period in 2004. This increase is due to the higher net sales in the first half of 2005 and represents 46.6 days sales outstanding, which is nearly three days better than the 49.3 days reported for the second quarter of 2004.

- Inventory totaled $43.2 million at the end of the second quarter of 2005, an increase of about 6.0 percent over the same period in 2004, which we consider to be excellent performance in light of the higher

                                     2 of 8
      raw material costs and growth in net sales. Inventory turns reached a record 8.1 times at the end of the second quarter of 2005 and compares favorably with the 7.6 times reported in the second quarter of 2004.

- During the second quarter of 2005, the Company renewed and increased its secured credit facility to $125 million with a consortium of banks led by Harris, N.A. This facility is less restrictive than the previous agreement and reflects a reduction of a minimum of 100 basis points in pricing based on the Company's current financial performance with the opportunity to further improve the spread in future quarters.

Outlook

      The Company is encouraged by the current demand activity in its key end markets and expects these conditions to continue throughout the second half of 2005 and into 2006 based on the general economic and industry data available.

      As a result, the Company anticipates that net sales for the third quarter of 2005 should range from $118 million to $121 million, an increase of 12 to 15 percent compared with $104.9 million reported in the third quarter of 2004. If this sales performance is realized, the Company anticipates that net income for the third quarter of 2005 will range between $5.2 million and $5.7 million, or 35 to 38 cents per diluted share. In the third quarter of 2004, the Company reported diluted earnings per share of 6 cents.

      For the full year 2005, the Company anticipates that net sales will increase to a range of $430 million to $440 million, or 11 percent to 14 percent growth over the $387 million reported in 2004. In addition, the Company anticipates that its net income for 2005 should increase to $15.0 million to $15.75 million or $1.00 to $1.05 per diluted share. The Company previously projected 2005 net sales of $425 million to $435 million and net income of $11.5 million to $13.0 million, or 80 cents to 90 cents per diluted share. In 2004, the Company reported net income of $6.5 million, or 46 cents per diluted share.

                                     3 of 8

Conference Call

      A live Internet broadcast of the Company's conference call regarding its second quarter financial performance can be accessed via the Investor Relations page on the Company's Web site (www.lamson-sessions.com) at 2:00 p.m. Eastern Time on Tuesday, July 26, 2005.

      Lamson & Sessions is a leading producer of thermoplastic enclosures, fittings, wiring outlet boxes and conduit for the electrical, telecommunications, consumer, power and wastewater markets. For additional information, please visit our Web site at: www.lamson-sessions.com.

      This press release contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expected as a result of a variety of factors, such as: (i) the volatility of resin pricing,
(ii) the ability of the Company to pass through raw material cost increases to its customers, (iii) maintaining a stable level of housing starts, telecommunications infrastructure spending, consumer confidence and general construction trends, (iv) maintaining a consistent level of power availability for the Company's plants and distribution facilities, (v) the continued availability and reasonable terms of bank financing and (vi) any adverse change in the recovery trend of the country's general economic condition affecting the markets for the Company's products. Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove to be inaccurate, there is no assurance that any forward-looking statement will prove to be accurate.

FOR FURTHER INFORMATION, PLEASE CONTACT:

James J. Abel
Executive Vice President and
Chief Financial Officer
Lamson & Sessions
(216) 766-6557

                                     4 of 8

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   SECOND QUARTER ENDED                          FIRST HALF ENDED
                                         -----------------------------------------   -----------------------------------------
                                            2005                  2004                  2005                  2004
                                         ----------            ----------            ----------            ----------
NET SALES                                $  124,010   100.0%   $  102,148   100.0%   $  222,802   100.0%   $  185,143   100.0%

COST OF PRODUCTS SOLD                       100,995    81.4%       83,870    82.1%      182,810    82.1%      153,547    82.9%
                                         ----------            ----------            ----------            ----------

GROSS PROFIT                                 23,015    18.6%       18,278    17.9%       39,992    17.9%       31,596    17.1%

SELLING AND MARKETING EXPENSES                7,528     6.1%        7,141     7.0%       14,602     6.5%       12,942     7.0%

GENERAL AND ADMINISTRATIVE EXPENSES           4,326     3.5%        3,769     3.7%        8,138     3.7%        7,563     4.1%

RESEARCH AND DEVELOPMENT                        462     0.4%          549     0.5%          938     0.4%        1,076     0.6%
                                         ----------            ----------            ----------            ----------

OPERATING EXPENSES                           12,316    10.0%       11,459    11.2%       23,678    10.6%       21,581    11.7%

OTHER EXPENSE (INCOME), NET                       -     0.0%          298     0.3%            -     0.0%         (626)   -0.3%
                                         ----------            ----------            ----------            ----------

OPERATING INCOME                             10,699     8.6%        6,521     6.4%       16,314     7.3%       10,641     5.7%

INTEREST                                      2,211     1.8%        1,950     1.9%        4,213     1.9%        3,905     2.1%
                                         ----------            ----------            ----------            ----------

INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                         8,488     6.8%        4,571     4.5%       12,101     5.4%        6,736     3.6%

INCOME TAX PROVISION                          3,261     2.6%        1,826     1.8%        4,670     2.1%        2,692     1.4%
                                         ----------            ----------            ----------            ----------

INCOME FROM CONTINUING OPERATIONS             5,227     4.2%        2,745     2.7%        7,431     3.3%        4,044     2.2%

INCOME FROM DISCONTINUED OPERATIONS,
  NET OF INCOME TAX OF $256                       -     0.0%            -     0.0%            -     0.0%          401     0.2%
                                         ----------            ----------            ----------            ----------

NET INCOME                               $    5,227     4.2%   $    2,745     2.7%   $    7,431     3.3%   $    4,445     2.4%
                                         ==========            ==========            ==========            ==========

BASIC EARNINGS PER SHARE:

EARNINGS FROM CONTINUING OPERATIONS      $     0.37            $     0.20            $     0.53            $     0.29

EARNINGS FROM DISCONTINUED OPERATIONS,
  NET OF TAX                                      -                     -                     -                  0.03
                                         ----------            ----------            ----------            ----------

NET EARNINGS                             $     0.37            $     0.20            $     0.53            $     0.32
                                         ==========            ==========            ==========            ==========

AVERAGE SHARES OUTSTANDING                   14,146                13,784                14,073                13,786
                                         ==========            ==========            ==========            ==========

DILUTED EARNINGS PER SHARE:

EARNINGS FROM CONTINUING OPERATIONS      $     0.35            $     0.19            $     0.51            $     0.29

EARNINGS FROM DISCONTINUED OPERATIONS,
  NET OF TAX                                      -                     -                     -                  0.03
                                         ----------            ----------            ----------            ----------

NET EARNINGS                             $     0.35            $     0.19            $     0.51            $     0.32
                                         ==========            ==========            ==========            ==========

DILUTED AVERAGE SHARES OUTSTANDING           14,747                14,099                14,647                14,028
                                         ==========            ==========            ==========            ==========

NOTE: CERTAIN AMOUNTS IN THE PRIOR PERIODS HAVE BEEN RECLASSIFIED TO CONFORM WITH CURRENT PERIOD PRESENTATIONS.

                                     5 of 8

                            THE LAMSON & SESSIONS CO.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (IN THOUSANDS)

                                           QUARTER ENDED      YEAR ENDED     QUARTER ENDED
                                           JULY 2, 2005    JANUARY 1, 2005   JULY 3, 2004
                                           -------------   ---------------   -------------
ACCOUNTS RECEIVABLE, NET                   $      64,388   $        48,391   $      57,232

INVENTORIES, NET                                  43,206            36,860          40,753

OTHER CURRENT ASSETS                              14,627            15,494          15,569

PROPERTY, PLANT AND EQUIPMENT, NET                47,551            47,961          47,386

GOODWILL                                          21,480            21,480          21,519

PENSION ASSETS                                    30,873            30,513          30,264

OTHER ASSETS                                      17,053            17,803          19,957
                                           -------------   ---------------   -------------

TOTAL ASSETS                               $     239,178   $       218,502   $     232,680
                                           =============   ===============   =============

ACCOUNTS PAYABLE                           $      28,766   $        24,213   $      35,528

SECURED CREDIT AGREEMENT - CURRENT                 5,000            75,000           8,705

OTHER CURRENT LIABILITIES                         29,770            31,899          33,662

LONG-TERM DEBT                                    90,562            11,876          84,066

OTHER LONG-TERM LIABILITIES                       29,762            30,138          27,507

SHAREHOLDERS' EQUITY                              55,318            45,376          43,212
                                           -------------   ---------------   -------------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY   $     239,178   $       218,502   $     232,680
                                           =============   ===============   =============

                                     6 of 8

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                                 (IN THOUSANDS)

                                                                     FIRST HALF ENDED
                                                                 ------------------------
                                                                    2005          2004
                                                                 ----------    ----------
OPERATING ACTIVITIES
      NET INCOME                                                 $    7,431    $    4,445
      ADJUSTMENTS TO RECONCILE NET INCOME TO CASH
        (USED) PROVIDED BY OPERATING ACTIVITIES:
          DEPRECIATION                                                4,485         4,638
          AMORTIZATION                                                  806           800
          GAIN ON SALE OF FIXED ASSETS                                    -          (933)
          DEFERRED INCOME TAXES                                       2,298         2,548
          NET CHANGE IN WORKING CAPITAL ACCOUNTS:
              ACCOUNTS RECEIVABLE                                   (15,997)      (19,036)
              INVENTORIES                                            (6,346)      (10,610)
              PREPAID EXPENSES AND OTHER                                 94          (599)
              ACCOUNTS PAYABLE                                        4,553        18,600
              ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES         (1,697)        3,303
          PENSION PLAN CONTRIBUTIONS                                   (697)         (809)
          OTHER LONG-TERM ITEMS                                        (501)         (593)
                                                                 ----------    ----------
CASH (USED) PROVIDED BY OPERATING ACTIVITIES                         (5,571)        1,754

INVESTING ACTIVITIES
      NET ADDITIONS TO PROPERTY, PLANT, AND EQUIPMENT                (4,075)       (1,293)
      PROCEEDS FROM SALE OF FIXED ASSETS                                  -         1,595
      ACQUISITIONS AND RELATED ITEMS                                   (124)         (125)
                                                                 ----------    ----------
CASH (USED) PROVIDED BY INVESTING ACTIVITIES                         (4,199)          177

FINANCING ACTIVITIES
      NET BORROWINGS (PAYMENTS) UNDER SECURED CREDIT AGREEMENT        8,900        (1,009)
      PAYMENTS ON OTHER LONG-TERM BORROWINGS                           (214)         (210)
      PURCHASE AND RETIREMENT OF TREASURY STOCK                           -          (205)
      EXERCISE OF STOCK OPTIONS                                       1,823            57
                                                                 ----------    ----------
CASH PROVIDED (USED) BY FINANCING ACTIVITIES                         10,509        (1,367)
                                                                 ----------    ----------

INCREASE IN CASH AND CASH EQUIVALENTS                                   739           564

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                          683           468
                                                                 ----------    ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                       $    1,422    $    1,032
                                                                 ==========    ==========

                                     7 of 8

                            THE LAMSON & SESSIONS CO.
                                BUSINESS SEGMENTS
                                 (IN THOUSANDS)

                                  SECOND QUARTER ENDED          FIRST HALF ENDED
                                ------------------------    ------------------------
                                   2005          2004          2005          2004
                                ----------    ----------    ----------    ----------
NET SALES
   CARLON                       $   59,004    $   49,467    $  106,207    $   87,630
   LAMSON HOME PRODUCTS             26,375        20,673        50,346        40,427
   PVC PIPE                         38,631        32,008        66,249        57,086
                                ----------    ----------    ----------    ----------
                                $  124,010    $  102,148    $  222,802    $  185,143
                                ==========    ==========    ==========    ==========

OPERATING INCOME (LOSS)
   CARLON                       $    7,829    $    4,608    $   11,453    $    8,247
   LAMSON HOME PRODUCTS              4,570         2,468         8,113         4,852
   PVC PIPE                            349         1,019           362          (168)
   CORPORATE OFFICE                 (2,049)       (1,276)       (3,614)       (2,916)
   OTHER (EXPENSE) INCOME                -          (298)            -           626
                                ----------    ----------    ----------    ----------
                                $   10,699    $    6,521    $   16,314    $   10,641
                                ==========    ==========    ==========    ==========

DEPRECIATION AND AMORTIZATION
   CARLON                       $    1,229    $    1,368    $    2,498    $    2,765
   LAMSON HOME PRODUCTS                454           465           916           935
   PVC PIPE                            935           877         1,877         1,738
                                ----------    ----------    ----------    ----------
                                $    2,618    $    2,710    $    5,291    $    5,438
                                ==========    ==========    ==========    ==========

                TOTAL ASSETS BY BUSINESS SEGMENT AT JULY 2, 2005,
                        JANUARY 1, 2005 AND JULY 3, 2004

                                          JULY 2, 2005   JANUARY 1, 2005   JULY 3, 2004
                                          ------------   ---------------   ------------
IDENTIFIABLE ASSETS
   CARLON                                 $     86,499   $        77,473   $     84,703
   LAMSON HOME PRODUCTS                         36,405            34,190         33,806
   PVC PIPE                                     54,535            44,650         50,595
   CORPORATE OFFICE (INCLUDES CASH,
      DEFERRED TAX, AND PENSION ASSETS)         61,739            62,189         63,576
                                          ------------   ---------------   ------------
                                          $    239,178   $       218,502   $    232,680
                                          ============   ===============   ============

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